Exhibit 4.1

AXIALL CORPORATION

FOURTH SUPPLEMENTAL INDENTURE

To the Indenture dated as of February 1, 2013

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of August 22, 2016, among Axiall Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of February 1, 2013, as supplemented by the First Supplemental Indenture, dated as of December 30, 2013, the Second Supplemental Indenture, dated as of June 27, 2014, and the Third Supplemental Indenture dated as of January 15, 2015, among the Company, the guarantors party thereto and the Trustee (as supplemented, the “Indenture”), providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, $450,000,000 aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with an exchange offer for the Notes), the Issuer, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Issuer desires and has requested the Trustee to join with it and the Guarantors in entering into this Fourth Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Issuer has been soliciting consents to this Fourth Supplemental Indenture upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement (herein so called) dated August 8, 2016 and the related letter of transmittal (which together, including any amendments, modifications or supplements thereto, govern the “Consent Solicitation” for the Notes); and

WHEREAS, (1) the Issuer has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuer or any of its Affiliates), (2) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Fourth Supplemental Indenture the Officers’ Certificates and Opinions of Counsel relating to this Fourth Supplemental Indenture as contemplated by Sections 9.06 and 12.04 of the Indenture and (3) the Issuer and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuer, the Guarantors and the Trustee to enter into this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereby mutually covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1

DEFINITION

Section 1.1 Definition. When used herein, “Condition Satisfaction Event” shall mean such time as each of the following transactions shall have closed: (i) the Consent Solicitation, (ii) the related exchange offers and other consent solicitation, each as described in the Offering Memorandum and Consent Solicitation Statement and (iii) the

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proposed merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 10, 2016, by and among the Issuer, Westlake Chemical Corporation (“Westlake”) and Lagoon Merger Sub, Inc., a wholly-owned subsidiary of Westlake, with the Issuer surviving the Merger as a wholly-owned subsidiary of Westlake.

ARTICLE 2

AMENDMENTS TO INDENTURE AND NOTES

Section 2.1 Amendments to Articles 3, 4, 5, 6 and 10. Upon the occurrence of the Condition Satisfaction Event, the Indenture shall be amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 3.09 (Offer to Purchase by Application of Excess Proceeds);

Section 4.03 (Reports);

Clause (b) of Section 4.04 (Compliance Certificate);

Section 4.05 (Taxes);

Section 4.06 (Stay, Extension and Usury Laws);

Section 4.07 (Restricted Payments);

Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries);

Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock);

Section 4.10 (Asset Sales);

Section 4.11 (Transactions with Affiliates);

Section 4.12 (Liens);

Section 4.13 (Business Activities);

Section 4.14 (Corporate Existence);

Section 4.15 (Offer to Repurchase Upon Change of Control Triggering Event);

Section 4.16 (Additional Note Guarantees);

Section 4.17 (Designation of Restricted and Unrestricted Subsidiaries);

Section 5.01 (Merger, Consolidation, or Sale of Assets);

Section 5.02 (Successor Corporation Substituted);

Clauses (3) and (5)-(9) of Section 6.01 (Events of Default); and

Section 10.04 (Guarantors May Consolidate, etc., on Certain Terms).

Section 2.2 Amendments to Notes. Upon the occurrence of the Condition Satisfaction Event, the Notes shall be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Fourth Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1 Defined Terms. For all purposes of this Fourth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fourth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 3.2 Indenture. The provisions of this Fourth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Fourth Supplemental Indenture shall become operative only upon the occurrence of the Condition Satisfaction Event. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Fourth Supplemental Indenture shall control.

Section 3.3 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.4 Successors. All agreements of the Issuer and the Guarantors in this Fourth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

Section 3.5 Duplicate Originals. All parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Fourth Supplemental Indenture via telecopy or other form of electronic transmission.

Section 3.6 Severability. In case any one or more of the provisions in this Fourth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 3.8 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date of the occurrence of the Condition Satisfaction Event in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Issuer, with a notation as follows:

“Effective as of August 22, 2016, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Fourth Supplemental Indenture, dated as of August 22, 2016. Reference is hereby made to such Fourth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 3.9 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Signature Page to Axiall Fourth

Supplemental Indenture to 4.875% Notes

AXIALL CORPORATION

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Chief Financial Officer

AXIALL NOTECO, INC.

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	President

ROYAL BUILDING PRODUCTS (USA), INC.

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Treasurer

AXIALL HOLDCO, INC.

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Vice President and Treasurer

AXIALL, LLC (f/k/a GEORGIA GULF CHEMICALS & VINYLS, LLC)

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Vice President and Secretary

Signature Page to Axiall Fourth

Supplemental Indenture to 4.875% Notes

GEORGIA GULF LAKE CHARLES, LLC

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC.

By:	/s/ Bradley K. Reynolds
	Name:	Bradley K. Reynolds
	Title:	Secretary

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.

By:	/s/ Bradley K. Reynolds
	Name:	Bradley K. Reynolds
	Title:	Secretary

PLASTIC TRENDS, INC.

By:	/s/ Bradley K. Reynolds
	Name:	Bradley K. Reynolds
	Title:	Secretary

Signature Page to Axiall Fourth

Supplemental Indenture to 4.875% Notes

ROME DELAWARE CORP.

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Vice President and Secretary

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

By:	/s/ Bradley K. Reynolds
	Name:	Bradley K. Reynolds
	Title:	Secretary

EAGLE SPINCO INC.

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

EAGLE HOLDCO 3 LLC

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

EAGLE US 2 LLC

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

Signature Page to Axiall Fourth

Supplemental Indenture to 4.875% Notes

AXIALL OHIO, INC.

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

EAGLE NATRIUM LLC

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

EAGLE PIPELINE, INC.

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

PHH MONOMERS, LLC

By:	/s/ Daniel Fishbein
	Name:	Daniel Fishbein
	Title:	Secretary

Signature Page to Axiall Fourth

Supplemental Indenture to 4.875% Notes

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Felicia H. Powell
Authorized Signatory

Signature Page to Axiall Fourth

Supplemental Indenture to 4.875% Notes